February 2, 2009 - 10:33 AM EST

4C Controls Inc. Announces Major Milestones in Growth Strategy and Expansion Plan for Systems, Security, and Defense Activities, Establishing Three Important Strategic Operating Units

Business Update – Security, Defense, Engineering and Consulting Integration

4C Controls Inc. (OTCBB: FOUR), today announced the formation of three important strategic operating unit companies which will further support the Company’s growth strategy and expansion plans to become a full spectrum provider of turnkey integrated solutions for sophisticated high-technology systems, including but not limited to, civil and homeland security and defense. Each of the three new operating unit companies have been formed with partners who have extensive successful track records and experience, with highly professional management, engineering, and project implementation skills. Each of the new operating units are majority owned subsidiaries of 4C Controls. The operating unit partners are based in Greece. The high engineering skills and cost efficiencies in Greece are expected to significantly enhance the anticipated profitability of Company projects. Formation of the business units also reflects the first steps of anticipated acquisition of direct majority stakes by 4C Controls in the operating unit partners.

With the establishment and launching of the three operating units, 4C Controls covers the entire systems, security, and defense solutions value chain, from risk assessment, to system design, to turnkey project delivery followed by after sales follow-on support.

4C Controls anticipates penetrating the increasing worldwide demand for integrated, interoperable public and private safety systems. Through the strategic operating units, 4C Controls will offer highly customized applications as a one stop turnkey solution provider who will identify, design, implement and maintain comprehensive solutions. The multi-pronged approach of being a one stop shop providing assessment, design, engineering, project management, delivery and maintenance will facilitate complete control of complex projects and maintain flexibility at all stages.

The Company also announced that it has plans for additional joint ventures and acquisitions which the Company expects to formalize and close during in 2009. The Company has disclosed that it is in final stages of negotiating major contracts in the Gulf Cooperation Counsel (GCC) region and Africa which are expected to be announced before the end of the second quarter 2009. The new operating units are expected to significantly enhance the Company’s capabilities and position in respect of delivering the prospective GCC and Africa projects.

4C Global Security Consulting Ltd. - Threat Analysis, Assessment and Design of Security Solutions.

The Company has created 4C Global Security Consulting Ltd. with ISDS Hellas, an internationally renowned, multinational consultancy company which provides high-end security threat assessment services. ISDS Hellas is registered with the Greek Ministry of Public Order and served as the official Athens 2004 Olympic Games main (prime) security consultant. ISDS Hellas is also certified by the Greek Ministry of Mercantile Marine to carry out Port Facility Security Assessments (PFSA) and Port Facility Security Plans (PFSP) for seaports and port facilities within the European Union. 4C Controls will through this operating unit provide Critical Security Threat and Assessment Services in Europe, the Middle East, Africa and Asia as part of the total integrated security, surveillance and access controls solutions.

ISDS Hellas, through its subsidiary Earth Solutions, also brings additional specialized expertise which directly complements the Company’s satellite observation business, providing 4C Controls with the ability to deliver integrated satellite observation solutions, using high resolution digital orthophoto thematic and geospatial data of Google. Earth Solutions maintains and hosts the complete installed latest version Google Earth Enterprise Server for the support of international clients. The system provides specialized applications that can support Maritime security, Airports security, refinery security and military bases. The company plans to add “Photogrammetric digital camera DIMAC” to its system to enhance the capabilities and applications for the Google Earth Enterprise Server.

4C Systems Engineering Ltd. – Design, Integration, Planning, Procurement, Implementation, Operation, Management & Maintenance of Systems.

The Company has created 4C Systems Engineering Limited with Hellenic Technologies, a company which has a 20 year track record as a systems integration and engineering house which provides creative, cost-efficient, time sensitive and complete end-to-end technology systems design, development and delivery solutions. 4C Controls will through this operating unit provide system integration solutions for all 4C Controls international projects, including system design, development, prototyping, production, coordination of rollout, testing, handover training and ongoing support services for the full life cycle of the systems and products. Hardware & software can also be in-house designed, developed and produced to facilitate custom project requirements not satisfied by off-the-shelf solutions.

4C Homeland Security and Defence Systems Ltd. - Turnkey Solutions for High Technology Projects in Homeland Security, Defense, & Offset Benefits Programs.

The Company has created 4C Homeland Security and Defence Systems Ltd. with Theron, a highly specialized European based company in Greece which provides turnkey development, consulting and specialized advisory services in defense, homeland security and offset management. 4C will through this operating unit undertake homeland security, defense and offset benefit projects for Governmental Agencies

This strategic operating unit will have access to commercial representation of highly specialized defense and homeland security products and applications for niche markets. The focus of this operating unit will be related to defense and homeland security markets, including projects implementing secure information and communications technologies such as TETRA of Motorola, which is the market leader for secure voice, video, and data communications of emergency services (police, fire, etc) worldwide, and secure wireless broadband applications.

About 4C Controls Inc.

4C Controls is a U.S. Company which provides global high technology integrated security solutions facilitating real-time early warning and reduction of time scales from threat-detection to termination in the field. The Company's primary focus is on electronic surveillance / access control markets, biometric, radio frequency identification (RFID), real-time locating systems (RTLS) and closed-circuit television (CCTV), high resolution low equatorial synthetic aperture radar (SAR) satellites, satellite design, manufacturing and operation, satellite images and processing analysis and distribution, ground high performance radars for intrusion detection, and data protection. For more information see www.4Ccontrols.com.

Forward-Looking Statements

This press release contains 'forward-looking statements' as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties. 4C Controls cannot provide assurances that any prospective matters described in the press release will be successfully completed or that 4C Controls will realize the anticipated benefits of any plans. Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Current Reports on Form 8-K and other filings made by 4C Controls with the U.S. Securities & Exchange Commission. 4C Controls undertakes no obligation to update information contained in this release.

For 4C Controls Inc.
Olivier de Vergnies, CEO
(011) +41 44 575 9004
o.devergnies@4ccontrols.com